Exhibit 10.1

FIFTH AMENDMENT TO THE AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of April 12, 2016, and is entered into by and among ARCTIC CAT INC., a Minnesota corporation (“Arctic Cat”), the Subsidiaries of Arctic Cat identified on the signature pages hereto (the “Borrowers” and, each, a “Borrower”), the financial institutions party to this Amendment as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

WHEREAS, the Borrowers, the Agent, and the Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 8, 2013 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to make certain amendments to the Loan Agreement; and

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.

ARTICLE II

AMENDMENTS TO LOAN AGREEMENT

2.01    Certain After-Acquired Collateral. Section 7.4.2 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“7.4.2    Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession, control agreement or Lien Waiver; provided, however, that (a) Agent’s Lien on the NMTC Disbursement Account may be second in priority to the Lien securing the NMTC Loans in favor of the NMTC Lenders, so long as the NMTC Intercreditor Agreement is in full force and effect and any of the NMTC Loans are outstanding and (b) Agent shall not require a Deposit Account Control Agreement with respect to the Deposit Accounts described in clauses (c) and (d) of Section 10.1.10 of this Agreement, so long as the requirements set forth in such clauses (c) and (d) are met with respect to such Deposit Accounts. If any Collateral is in the possession of a third party, at Agent’s request, Borrowers shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.”

2.02    Deposit Accounts. Section 8.5 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“8.5    Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts. At the request of Agent, each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than (a) an account exclusively used for payroll, payroll taxes or employee benefits, (b) an account containing not more than $10,000 at any time, and (c) the Deposit Accounts described in clauses (c) and (d) of Section 10.1.10 of this Agreement, so long as the requirements set forth in such clauses (c) and (d) are met with respect to such Deposit Accounts). A Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and, with respect to the NMTC Disbursement Account so long as the NMTC Intercreditor Agreement is in full force and effect and any of the NMTC Loans are outstanding, Wells Fargo Sub-CDE and MMCDC Sub-CDE) to have control over a Deposit Account or any Property deposited therein. Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.”

2.03    Bank Accounts. Section 10.1.10 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“10.1.10 Bank Accounts. Maintain all operating, administrative, cash management, funds transfer, collection or lockbox activity and other deposit accounts and all other bank products (including funds transfer, information reporting services and other treasury management services) for the conduct of the Borrowers’ business with Bank of America; provided, however, that (a) Borrowers may use Bank Products provided by JPMorgan Chase Bank, N.A.. to Borrowers; (b) the following bank accounts may be maintained with Wells Fargo Bank, National Association, so long as such accounts are used solely for the purposes indicated in this clause (b): general account (operating) #xxxxx, self-insured workers’ compensation account #xxxxx, general account #xxxxx, lockbox account #xxxxx, accounts payable account #xxxxx, general account (for corporate credit cards) #xxxxx, general account #xxxxx (for corporate credit cards), general account #xxxxx (for corporate credit cards) and, so long as the NMTC Intercreditor Agreement is in full force and effect and any of the NMTC Loans remain outstanding, the NMTC Disbursement Account; (c) Arctic Cat Sales’ operating account number xxxxx may be maintained with Wells Fargo Bank, National Association, so long as (i) such account is used solely to receive interest payments paid to Arctic Cat Sales pursuant to the NMTC Financing Documents and to pay banking fees and expenses associated with such account, (ii) within ten Business Days of the date that any amount is deposited into such account, the Borrowers shall cause the balance of such account that is in excess of $10,000 to be transferred to a deposit account of a Borrower maintained with Bank of America, and (iii) no Event of Default exists as a result of a breach of or failure to perform any covenant contained in Section 10.2.20 of this Agreement; and (d) ACPS’s operating account number xxxxx may be maintained with Wells Fargo Bank, National Association, so long as (i) such account is used solely to make regularly scheduled debt service payments payable by ACPS pursuant to the NMTC Financing Documents and to pay banking fees and expenses associated with such account, and (ii) no Event of Default exists as a result of a breach of or failure to perform any covenant contained in Section 10.2.20 of this Agreement.”

2.04    Post-Closing Obligations. Effective as of March 30, 2016, clause (vi) of Section 10.1.12 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“(vi) on or before April 30, 2016, a Deposit Account Control Agreement by and among Wells Fargo Bank, National Association, the Agent, Wells Fargo Sub-CDE, MMCDC Sub-CDE, and ACPS concerning the NMTC Disbursement Account; and”

2.05    NMTC Deposit Accounts. Section 10.2.20 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“10.2.20 NMTC Deposit Accounts.

(a)    Permit any funds to be deposited into or otherwise held in the NMTC Disbursement Account at any time, other than the proceeds of the NMTC Loans, or permit any funds to be removed from the NMTC Disbursement Account, other than funds used by ACPS to purchase NMTC Equipment and funds foreclosed upon by the NMTC Lenders and/or the Agent in accordance with the NMTC Financing Documents and the Loan Documents.

(b)    Permit the balance of Arctic Cat Sales’ operating account number xxxxx maintained with Wells Fargo Bank, National Association, to exceed $10,000 for a period of time exceeding ten consecutive Business Days.

(c)    Permit the balance of ACPS’s operating account number xxxxx maintained with Wells Fargo Bank, National Association, to exceed the amount of the next scheduled debt service payment with respect to the NMTC Loans plus $10,000 for a period of time exceeding ten consecutive Business Days.”

2.06    Additional Assignment Provisions. A new Section 13.3.5 is hereby added to the Loan Agreement to read in its entirety as follows:

“13.3.5 Additional Assignment Provisions. The parties hereby agree that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) may, without notice to any Obligor, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement.”

2.07    Deposit Accounts. Schedule 8.5 of the Loan Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to each Lender and the Agent, as of the Fifth Amendment Effective Date (as such term is defined in Section 4.01 below), as follows:

3.01    Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in the Loan Agreement as modified by this Amendment, including without limitation Section 9 thereof, and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof and on and as of the Fifth Amendment Effective Date with the same effect as if made on and as of the date hereof or the Fifth Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct as of such specific date in such respect).

3.02    No Defaults. After giving effect to this Amendment, each of the Obligors is in compliance with all terms and conditions of the Loan Agreement, as modified by this Amendment, and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

3.03    Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Loan Agreement, as modified by this Amendment, or the other Loan Documents.

3.04    Enforceability. This Amendment and the Loan Agreement, as modified by this Amendment, each constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

3.05    Breach; Conflicts. The execution, delivery, and performance by each Obligor of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Obligor, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (ii) any Applicable Law with respect to such Obligor, or (iii) any Organic Document of such Obligor.

ARTICLE IV

CONDITIONS PRECEDENT AND FURTHER ACTIONS

4.01    Conditions Precedent. The amendments contained in Article II shall not be effective or binding upon the Agent or the Lenders until each of the following conditions precedent has been satisfied in form and substance satisfactory to the Agent (the first date upon which each such condition has been satisfied being herein called the “Fifth Amendment Effective Date”):

(a)    in each case after giving effect to this Amendment, (i) the representations and warranties contained herein and in the Loan Agreement, as modified by this Amendment, shall be true and correct in all material respects as of the date hereof (without duplication of any materiality qualifier contained therein), as if made on such date, except for such representations and warranties limited by their terms to a specific date (in which case such representations and warranties shall be true and correct as of such specific date in such respect) and (ii) no Default or Event of Default shall exist on the date hereof;

(b)    Agent shall have received duly executed counterparts of this Amendment, which, when taken together, bear the authorized signatures of the Borrowers, the Agent, and the Lenders;

(c)    Agent shall have received such other documents, legal opinions, instruments, and certificates relating to this Amendment as it shall reasonably request and such other documents, legal opinions, instruments, and certificates that shall be satisfactory in form and substance to the Agent and the Lenders;

(d)    all corporate proceedings taken or to be taken in connection with this Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Agent and the Lenders; and

(e)    all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent in its sole and absolute discretion.

4.02    Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

ARTICLE V

COSTS AND EXPENSES

Without limiting the terms and conditions of the Loan Documents, the Obligors jointly and severally agree to pay on demand: (i) all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel; and (ii) all reasonable costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

ARTICLE VI

MISCELLANEOUS

6.01    Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

6.02    Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.

6.03    Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (i) are within the powers and purposes of such Obligor; (ii) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor; and (iii) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to the Agent or the Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) and its grant of a security interest thereunder, in each case in accordance with the terms thereof, as amended and modified hereby.

6.04    Loan Documents Unmodified. Each of the consents, waivers, and amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent, for the benefit of the Lenders, in the Collateral set forth in the Loan Documents is reaffirmed and shall remain unchanged and in full force and effect and the Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.

6.05    Parties, Successors and Assigns. This Amendment represents the agreement of the Borrowers, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (ii) any assignment by a Lender must be made in compliance with Section 13.3 of the Loan Agreement.

6.06    Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when all conditions precedent have been met and when the Agent has executed it and received counterparts bearing the signatures of all other parties hereto. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

6.07    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.

6.08    Waivers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which the Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents (including this Amendment), Obligations, or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by the Agent on which a Borrower may in any way be liable, and hereby ratifies anything the Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary, or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to the Agent and Lenders entering into this Amendment and that the Agent, Issuing Bank, and Lenders are relying upon the foregoing in their dealings with the Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.

6.09    Choice of Law; Jury Trial Waiver; Submission to Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS). EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF ILLINOIS, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law. Nothing herein shall limit the right of the Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by the Agent of any judgment or order obtained in any forum or jurisdiction.

6.10    Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

6.11    Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements among the parties relating to the subject matter hereof.

6.12    Release. IN CONSIDERATION OF THIS AMENDMENT, EACH OBLIGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO KNOWN CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND HEREBY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND RELEASES AND DISCHARGES AGENT, EACH LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR

UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH SUCH OBLIGOR HAS OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:

ARCTIC CAT INC., a Minnesota corporation

By:	/s/ Christopher J. Eperjesy
Name:	Christopher J. Eperjesy
Title:	Chief Financial Officer

ARCTIC CAT SALES INC., a Minnesota corporation

By:	/s/ Christopher J. Eperjesy
Name:	Christopher J. Eperjesy
Title:	Chief Financial Officer

ARCTIC CAT PRODUCTION LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name:	Christopher J. Eperjesy
Title:	Chief Financial Officer

ARCTIC CAT PRODUCTION SUPPORT LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name:	Christopher J. Eperjesy
Title:	Chief Financial Officer

ARCTIC CAT SHARED SERVICES LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name:	Christopher J. Eperjesy
Title:	Chief Financial Officer

MOTORFIST, LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name:	Christopher J. Eperjesy
Title:	Treasurer

Notice Address for Borrowers:

505 Waterford Park, Suite 1000
505 N. Highway 169
Plymouth, MN 55441
Attn:	Christopher J. Eperjesy, CFO
Telecopy:	763.354.1803

BANK OF AMERICA, N.A.,
as Agent and Lender

By:	/s/ Brian Conole
Name:	Brian Conole
Title:	Senior Vice President
Address:	Bank of America Business Capital
20975 Swenson Drive, Suite 200
Waukesha, WI 53186
Telecopy:	262.207.3347

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Ray Gage
Name:	Raymond Gage
Title:	Authorized Officer